    As filed with the Securities and Exchange Commission on December 30, 1998
                                                        Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             -----------------------

                        FELCOR LODGING TRUST INCORPORATED
                      (formerly FelCor Suite Hotels, Inc.)
             (Exact name of registrant as specified in its charter)


          MARYLAND               545 E. JOHN CARPENTER FRWY. , SUITE 1300       75-2541756
State or other jurisdiction of              IRVING, TEXAS 75062              (I.R.S. Employer
incorporation or organization)                 (972) 444-4900               Identification No.)
                                 (Address, including ZIP Code, and
                                 telephone number, including area code,
                                 of registrant's principal executive
                                 offices)


   FELCOR LODGING TRUST INCORPORATED NON-QUALIFIED DEFERRED COMPENSATION PLAN
                            (Full title of the plan)
                             -----------------------

                              LAWRENCE D. ROBINSON
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                        FELCOR LODGING TRUST INCORPORATED
                     545 E. JOHN CARPENTER FRWY., SUITE 1300
                               IRVING, TEXAS 75062
                     (Name and address of agent for service)
                                 (972) 444-4900
          (Telephone number, including area code, of agent for service)
                             -----------------------
                                    Copy to:
                                ROBERT W. DOCKERY
                               JENKENS & GILCHRIST
                           A PROFESSIONAL CORPORATION
                          1445 ROSS AVENUE, SUITE 3200
                            DALLAS, TEXAS 75202-2799
                             -----------------------

                         CALCULATION OF REGISTRATION FEE


=========================== =======================  =========================  =======================  ==========================
                                                         PROPOSED MAXIMUM          PROPOSED MAXIMUM
    TITLE OF SECURITIES          AMOUNT TO BE             OFFERING PRICE          AGGREGATE OFFERING             AMOUNT OF
     TO BE REGISTERED             REGISTERED               PER SHARE (2)               PRICE (2)              REGISTRATION FEE
   Deferred Compensation          $10,000,000                   100%                                             $2,780.00
      Obligations (1)                                                                 $10,000,000
--------------------------- -----------------------  -------------------------  -----------------------  --------------------------

=========================== =======================  =========================  =======================  ==========================


(1) THE DEFERRED COMPENSATION OBLIGATIONS ARE UNSECURED OBLIGATIONS OF FELCOR LODGING TRUST INCORPORATED TO PAY DEFERRED COMPENSATION IN THE FUTURE IN ACCORDANCE WITH THE TERMS OF THE FELCOR LODGING TRUST INCORPORATED NON-QUALIFIED DEFERRED COMPENSATION PLAN (THE "PLAN").

(2)   ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE.

================================================================================

                                     PART I

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

         *Information required by Part I of Form S-8 (Items 1 and 2) to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         FelCor Lodging Trust Incorporated, formerly known as FelCor Suites Hotels, Inc. (the "Company"), hereby incorporates by reference in this registration statement the following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission"):

         (1) The Company's Annual Report on Form 10-K and Forms 10-K/A for the year ended December 31, 1997.

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

         (3) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

         (4) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

         (5) The Company's Current Report on Form 8-K dated June 30, 1997 and filed with the Commission on July 11, 1997 and amended on August 14, 1997.

         (6) The Company's Current Report on Form 8-K dated March 24, 1998 and filed with the Commission on April 23, 1998.

         (7) The Company's Current Report on Form 8-K dated May 7, 1998 and filed with the Commission on May 29, 1998.

         (8) The Company's Current Report on Form 8-K dated July 27, 1998 and filed with the Commission on August 10, 1998.

         (9) The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A filed with the Commission, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

         Any statement contained herein, or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         This Registration Statement relates to Deferred Compensation Obligations (the "Obligations") which are unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the FelCor Lodging Trust Incorporated Non-Qualified Deferred Compensation Plan (the "Plan"). Plan participants may defer compensation in accordance with the Plan. The obligations of the Company under the Plan (the "Obligations") will be unsecured general obligations of the Company to pay the deferred compensation in the future in accordance with the terms of the Plan, and will rank on a parity with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

         The amount of compensation to be deferred by each participating employee will be determined in accordance with the Plan based on elections by each participating employee. Distributions of the vested account balance of each Obligation will be payable (i) in a lump sum upon the voluntary or involuntary termination of employment, death, or disability of any participating employee, or (ii) at the election of a participating employee, at a specified earlier date or dates, or if the participating employee attains age 55, at a later date, in each case in lump sum or in installments over a period of up to ten years subject to the terms and limitations of the Plan.

         The Company has established a rabbi or grantor trust, but does not presently intend to place all or any portion of the Obligations in such trust unless there is a change in control. If funded, the trust will hold, invest and reinvest the deferrals made by participating employees under the Plan. The placing of the Obligations in a rabbi trust does not protect the trust assets from the claims of the Company's general secured or unsecured creditors in the event of the Company's bankruptcy or insolvency. The Plan will be administered by the Compensation Committee of the Board unless a different administrator is appointed by the Company's Board of Directors.

         A participating employee's right or the right of any other person to the Obligations cannot be assigned, alienated, sold, garnished, transferred, pledged, or encumbered except by a written designation of a beneficiary under the Plan, by written will, or by the laws of descent and distribution. The Company reserves the right to amend or terminate the Plan at any time, except that no such amendment or termination shall adversely affect the right of a participating employee to the vested balance of his or her account as of the date of such amendment or termination. Upon a change of control of the Company, the Obligations will be distributed pursuant to the terms of the Plan. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Company. No participant under the Plan shall have any preferred claim to, or any beneficial ownership interest in, any assets which are subject to the Plan. All such assets are subject to the claims of the creditors of the Registrant until they are paid to the participant in accordance with the terms of the Plan.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Charter of the Company generally limits the liability of the Company's directors and officers to the Company and the stockholders for money damages to the fullest extent permitted from time to time by the laws of the state of Maryland. The Charter also provides generally for the indemnification of directors and officers, among others, against judgments, settlements, penalties, fines, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities except in connection with any proceeding by or in the right of the Company in which the director was adjudged liable to the Company or in connection with any other proceeding, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

         The Company may purchase director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         (a)      Exhibits.

                  The following documents are filed as a part of this registration statement.

Exhibit              Description of Exhibit
-------              ----------------------
3.1        Articles of Amendment and Restatement dated June 22, 1995, amending and restating the Charter of the Company, as
           amended or supplemented by Articles of Merger dated June 23,
           1995, Articles Supplementary dated April 30, 1996, Articles of Amendment dated August 8, 1996, Articles of Amendment
           dated June 16, 1997, Articles of Amendment dated October 30,
           1997 and Articles of Merger and attached Articles of
           Amendment dated July 27, 1998 (filed as Exhibit 3.1 to the
           Company's Form 8-K dated July 27, 1998 and incorporated
           herein by reference).

3.2 Bylaws of the Company, as amended (filed as Exhibit 3.2 to the Company's Registration Statement on Form S-11 (File No.
           33-98332) and incorporated herein by reference).

4          FelCor Lodging Trust Incorporated Non-Qualified Deferred
           Compensation Plan

5          Opinion of Jenkens & Gilchrist, a Professional Corporation

23.1       Consent of Jenkens & Gilchrist, a Professional Corporation
           (included in opinion filed as Exhibit 5 hereto)

23.2       Consent of PricewaterhouseCoopers LLP

23.3       Consent of Arthur Andersen LLP

24 Power of Attorney (included with signature page of this Registration Statement)


ITEM 9.  UNDERTAKINGS.

         (a)        The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                              Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 28, 1998:


                                       FELCOR LODGING TRUST INCORPORATED
                                       a Maryland corporation


                                       By:  /s/ Lawrence D. Robinson
                                          --------------------------------------
                                            Lawrence D. Robinson
                                            Senior Vice-President and
                                            General Counsel

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Randall L. Churchey and Lawrence
D. Robinson, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that said attorney-in-fact and agent or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates included:


SIGNATURE                                            CAPACITY                                   DATE
---------                                            --------                                   ----
/s/ Donald J. McNamara                      Chairman of the Board and Director          December 22, 1998
------------------------------
Donald J. McNamara


/s/ Thomas J. Corcoran, Jr.                 President and Chief Executive               December 22, 1998
------------------------------              Officer and Director
Thomas J. Corcoran, Jr.


/s/ Randall L. Churchey                     Senior Vice President and Chief             December 28, 1998
------------------------------              Financial Officer
Randall L. Churchey


/s/ Lester C. Johnson                       Vice President and Controller               December 28, 1998
------------------------------              (Principal Accounting Officer)
Lester C. Johnson


/s/ Richard S. Ellwood                      Director                                    December 22, 1998
------------------------------
Richard S. Ellwood


/s/ Richard O. Jacobson                     Director                                    December 23, 1998
------------------------------
Richard O. Jacobson


/s/ Charles A. Ledsinger, Jr.               Director                                    December 22, 1998
------------------------------
Charles A. Ledsinger, Jr.


/s/ Robert H. Lutz, Jr.                     Director                                    December 28, 1998
------------------------------
Robert H. Lutz, Jr.


                                            Director                                    December __, 1998
-----------------------------
Charles N. Mathewson


/s/ Thomas A. McChristy                     Director                                    December 22, 1998
------------------------------
Thomas A. McChristy


/s/ Richard C. North                        Director                                    December 23, 1998
------------------------------
Richard C. North


/s/ Michael D. Rose                         Director                                    December 23, 1998
------------------------------
Michael D. Rose

                                INDEX TO EXHIBITS


Exhibit           Description of Exhibit
-------           ----------------------
3.1               Articles of Amendment and Restatement dated June 22,
                  1995, amending and restating the Charter of the
                  Company, as amended or supplemented by Articles of
                  Merger dated June 23, 1995, Articles Supplementary
                  dated April 30, 1996, Articles of Amendment dated
                  August 8, 1996, Articles of Amendment dated June 16,
                  1997, Articles of Amendment dated October 30, 1997
                  and Articles of Merger and attached Articles of
                  Amendment dated July 27, 1998 (filed as Exhibit 3.1
                  to the Company's Form 8-K dated July 27, 1998 and
                  incorporated herein by reference).

3.2               Bylaws of the Company, as amended (filed as Exhibit
                  3.2 to the Company's Registration Statement on Form
                  S-11 (File No. 33-98332) and incorporated herein by reference).

4                 FelCor Lodging Trust Incorporated Non-Qualified Deferred
                  Compensation Plan

5                 Opinion of Jenkens & Gilchrist, a Professional Corporation

23.1              Consent of Jenkens & Gilchrist, a Professional Corporation
                  (included in opinion filed as Exhibit 5 hereto)

23.2              Consent of PricewaterhouseCoopers LLP

23.3              Consent of Arthur Andersen LLP

24 Power of Attorney (included with signature page of this Registration Statement)